                                                                   Exhibit 10.17

                                    MILACRON
                       SUPPLEMENTAL EXECUTIVE PENSION PLAN


    I.   PURPOSE

                  The purpose of the Milacron Supplemental Executive Pension Plan (the "Plan") is to provide supplemental retirement benefits to certain key employees of Milacron Inc. and its subsidiaries (the "Company") who meet the eligibility requirements of the Plan.

   II.   DEFINITIONS

                  "Benefit Commencement Date" - shall be the date as determined by Article VIII herein.

                  "Compensation" - shall have the same meaning as that term is defined in the Milacron Retirement Plan, without regard to any dollar limitations and including employee deferrals under the Milacron Compensation Deferral Plan.

                  "Compensation Committee" - shall mean the Compensation Committee of the Milacron Inc. Board of Directors.

                  "Eligible Position" - shall mean the position of Chairman, President or Vice President of Milacron Inc. held by an individual who is first elected to the position of either Chairman, President or Vice President of Milacron Inc. after July 30, 1998 or any specific position held by an individual subsequent to that individual's designation as a key employee by the Compensation Committee for purposes of this Plan.

                  "Highest Average Compensation" - shall mean the highest average of the Participant's Compensation for three consecutive years.

                  "Normal Retirement Date" - shall have the same meaning as that term is defined in the Milacron Retirement Plan.

                  "Participant" - shall mean an individual eligible to participate in this Plan as set forth in Article IV.

                  "Years of Credited Service" - shall have the same meaning as that term is defined in the Milacron Retirement Plan and shall not include service with a predecessor employer unless otherwise determined by the Compensation Committee and set forth on Schedule A.

                  "Predecessor Employer Plan" - shall mean the plan or plans of a predecessor employer as designated by the Compensation Committee on Schedule A under which a Participant has earned an annual benefit as of the Participant's Normal Retirement Date, part or all of which, as designated by the Compensation Committee on Schedule A, will be used to determine the Participants benefit in accordance with Article V or VIII.

                  Solely for purposes of this Plan, the above terms that are defined in the Milacron Retirement Plan shall be applied to the Participant with respect to his employment with the Company (excluding any service or periods of employment prior to the date such Participant became an employee of the Company or such predecessor employer became a subsidiary of the Company, unless otherwise specifically provided for by the terms of this Plan), regardless of the Participant's eligibility under the Milacron Retirement Plan.

  III.   EFFECTIVE DATE/PLAN YEAR

                  This Plan will be effective beginning July 30, 1998. The Plan year shall coincide with the calendar year.

   IV.   ELIGIBILITY

                  An individual shall be eligible to participate in the Plan and thus become a "Participant" if:

                  A.       The individual holds or has held an Eligible
                           Position; and,

                           (i)   the individual remains in the employ of the
                                    Company at least until his Normal Retirement
                                    Date; or,

                           (ii)  the individual is an employee of the Company
                                    on or after his 55th birthday and has at least ten (10) Years of Credited Service with the Company; or,

                           (iii) the individual terminates employment with
                                    the Company due to disability as set forth in Article VII, below. Or,

                  B. The individual dies while holding an Eligible Position as set forth in Article IX, below.

    V.   BENEFIT

                  A Participant who has ten (10) Years of Credited Service or more in an Eligible Position shall receive as the annual benefit as of the Participant's Normal Retirement Date the greater of: (i) one percent (1%) of the

                  Participant's Highest Average Compensation for each Year of Credited Service the Participant served in an Eligible Position, however, in no event shall this annual benefit exceed ten percent (10%) of the Participant's Highest Average Compensation; or, (ii) an amount necessary to increase the Participant's combined annual benefits under this Plan, the Milacron Retirement Plan, the Milacron Retirement Savings Plan, the Milacron Compensation Deferral Plan (Basic Credits and Discretionary Credits),the Milacron Inc. Supplemental Retirement Plan and the Predecessor Employer Plan (as defined in Article II and set forth in Schedule A) as of the Participant's Normal Retirement Date to fifty-two and one half percent (52.5%) of the Participant's Highest Average Compensation.

                  For purposes of this Plan, the Participant's vested account balance, if any, attributable to Employer Basic Contributions under the Milacron Retirement Savings Plan and Basic Credits and Discretionary Credits under the Milacron Compensation Deferral Plan will be converted to an actuarially equivalent annual benefit payable for the Participant's lifetime commencing at the Participant's Normal Retirement Date, determined based on the actuarial assumptions used to calculate lump sum amounts as set forth in the Milacron Retirement Plan.

                  A Participant who has less than ten (10) Years of Credited Service in an Eligible Position shall receive as the annual benefit as of the Participant's Normal Retirement Date, one percent (1%) of the Participant's Highest Average Compensation for each Year of Credited Service the Participant served in an Eligible Position, however, in no event shall this annual benefit exceed ten percent (10%) of the Participant's Highest Average Compensation.

   VI.   MINIMUM AND MAXIMUM BENEFIT

                  In no event shall a Participant receive an annual benefit from this Plan at his Benefit Commencement Date that is less than one percent (1%) of the Participant's Highest Average Compensation for each Year of Credited Service the Participant served in an Eligible Position, however, in no event shall this minimum annual benefit exceed ten percent (10%) of the Participant's Highest Average Compensation. Notwithstanding the foregoing, in no event shall a Participant receive total combined annual benefits from this Plan, the Milacron Retirement Plan, the Milacron Retirement Savings Plan (as determined under Article V), the Milacron Compensation Deferral Plan (as determined under Article V), the Milacron Inc. Supplemental Retirement Plan and the Predecessor Employer Plan (as defined in Article II and set forth in Schedule A)as of the Participant's Normal Retirement Date in excess of 60% of the Participant's Highest Average Compensation and benefits from this Plan shall be reduced accordingly, if necessary.

  VII.   DISABILITY

                  An individual who terminates employment with the Company due to disability prior to his 55th birthday will be a Participant if:

                  (i)   the individual at the time of disability held an
                           Eligible Position; and

                  (ii)  the individual has ten (10) years Credited Service
                           with the Company; and

                  (iii) the disability is certified by a physician or
                           physicians designated by the Compensation Committee.

 VIII.   BENEFIT COMMENCEMENT DATE

                  Except as otherwise stated in this Article VIII and Article IX, benefits shall commence on a Participant's Normal Retirement Date.

                  For a Participant who has less than ten (10) Years of Credited Service in an Eligible Position and retires prior to his Normal Retirement Date, annual benefits shall commence upon the date of retirement and shall be equal to the amount of the Participant's benefit at his Normal Retirement Date.

                  For a Participant who has ten (10) Years of Credited Service or more in an Eligible Position and retires prior to his Normal Retirement Date, annual benefits shall commence upon the date of retirement and shall be equal to the following:

                   (i) fifty-two and one half percent (52.5%) of the Participant's Highest Average Compensation, multiplied by the applicable percentage set forth below, with linear interpolation for other than integral ages and for ages not shown:



                                                              Percentage of
                               Age at Commencement            Benefit Payable
                                         65                   100
                                         64                   100
                                         63                   100
                                         62                   100
                                         61                   96
                                         60                   92
                                         59                   88
                                         58                   84
                                         57                   80
                                         56                   76

                                         55                  72
                                         50                  52
                                         45                  32
                                         40                  12
                                         37                  0


                                      MINUS

                  (ii) The Participant's combined annual benefits payable
                           under the Milacron Retirement Plan, the Milacron Retirement Savings Plan, the Milacron Compensation Deferral Plan (Basic Credits and Discretionary Credits), the Milacron Inc. Supplemental Retirement Plan and the Predecessor Employer Plan (as defined in
                           Article II and set forth in Schedule A), as of the Participant's retirement date. For purposes of this Article, the Participant's vested account balance, if any, attributable to Employer Basic Contributions under the Milacron Retirement Savings Plan and Basic Credits and Discretionary Credits under the Milacron Compensation Deferral Plan will be converted to an actuarially equivalent annual benefit payable for the Participant's lifetime commencing at the Participant's retirement date, determined based on the actuarial assumptions used to calculate lump sum amounts as set forth in the Milacron Retirement Plan.

                  Benefits for a Participant who terminates employment with the Company due to disability prior to age 55 shall commence upon the date the Participant begins receiving benefits from the Milacron Retirement Plan or would be eligible to receive benefits from the Milacron Retirement Plan if he participated therein and shall be equal to the amount as set forth above for commencement prior to his Normal Retirement Date.

   IX.   DEATH

                  An individual who dies while employed by the Company and who is not otherwise a Participant in this Plan shall be a Participant if:

                  (i)   the individual holds an Eligible Position at the time
                           of death; and,

                  (ii)  the individual was at the time of his death vested in the Milacron Retirement Plan or the Milacron
                           Retirement Savings Plan.

                  If a Participant dies prior to commencement of benefits under this Plan and the Participant is survived by a spouse to whom he was married on the date he became vested under this Plan, the Participant's surviving spouse shall receive benefits under this Plan beginning at the time benefits may begin to the surviving spouse under the Milacron Retirement Plan and ending on the date of the surviving spouse's death, in the amount of fifty percent (50%) of the Participant's benefits under this Plan, with such Participant's benefit equal to the amount as set forth in Article VIII for commencement prior to the date that would have been the Participant's Normal Retirement Date. Benefits shall be paid to the surviving spouse on a monthly basis.

    X.   PAYMENT OPTIONS

                  The Participant's annual benefit shall be paid on a monthly basis beginning on the Participant's Benefit Commencement Date and ending on the date of the Participant's death. The Participant's surviving spouse, if any, to whom the Participant was married on the date the Participant became vested under this Plan, shall receive a monthly benefit beginning on the date of the Participant's death and ending on the date of the spouses death equal to 50% of the Participant's monthly benefit.

   XI.   VESTING

                  Unless forfeited pursuant to Article XII, a Participant's benefit shall become vested -

                  (i)    on his Normal Retirement Date; or

                  (ii)   on the date he reaches age 55 and has at least ten
                           (10) Years of Credited Service with the Company; or

                  (iii)  on the date of termination of employment due to
                           disability or death.

                  If a Participant no longer holds an Eligible Position, but remains an employee of the Company, the Participant's service in the Eligible Position and his resulting benefit under this Plan shall not be forfeited.

  XII.   FRAUD

                  In the event that a Participant shall at any time be dismissed for, or convicted of a crime involving, dishonesty or fraud on his part in his relationship with the Company, all benefits which would otherwise be payable to him under the Plan shall be forfeited.

 XIII.   COMPETITION

                  By accepting payment of any benefit under the Plan the Participant agrees not to be employed, or consult, in any business which is, or is about to be, engaged in a business of the same or substantially the same nature as the businesses of the Company without prior written consent of the Company, and breach of this agreement by the Participant shall be cause for termination of payment of benefits under the Plan.

  XIV.   FUNDING

                  The Plan shall be unfunded and benefits shall be paid only from the general assets of the Company.

   XV.   ADMINISTRATION

                  The general administration of this Plan and the responsibility for carrying out and interpreting the provisions hereof shall be vested in the Compensation Committee. The Compensation Committee may adopt such rules and regulations as it may deem necessary for the proper administration of this Plan, which are not inconsistent with the provisions hereof, and its decision in all matters shall be final, conclusive and binding.

  XVI.   AMENDMENT AND TERMINATION

                  The Board of Directors reserves in its sole and exclusive discretion the right at any time and from time to time to amend this Plan in any respect or terminate this Plan without restriction and without the consent of any Participant, provided however, that no amendment or termination of this Plan shall impair the right of any Participant to receive benefits which have become vested prior to such amendment or termination and that the Plan shall not be amended or terminated during the 24-month period beginning on the date of a "Change in Control" (as defined in Schedule B, attached hereto).

XVII.    CHANGE IN CONTROL

                  Notwithstanding the foregoing provisions of the Plan, an individual who holds an Eligible Position and is not otherwise a Participant under the Plan in accordance with Article V, shall become a Participant under the Plan and become vested under the Plan upon the date of a "Qualifying Termination" (as defined in Schedule C, attached hereto) following a "Change in Control" (as defined in Schedule B, attached hereto).


XVIII.   MISCELLANEOUS

                  (i) Nothing contained in this Plan guarantees the continued employment of a Participant with the Company.

                  (ii) No benefit hereunder may be assigned, pledged, mortgaged or hypothecated and, to the extent permitted by law, no such benefit shall be subject to legal process or attachment for the payment of any claims against any person entitled to receive the same.

                  (iii) If a Participant entitled to receive a benefit under this Plan is deemed by the Compensation Committee or is adjudged by a court of competent jurisdiction to be legally incapable of giving valid receipt and discharge for such benefit, such payments shall be paid to such person or persons as the Compensation Committee shall designate or to the duly appointed guardian or other legal representative of such Participant. Such payment shall, to the extent made, be deemed a complete discharge for such payments under this Plan.

                  (iv) Payments made under this Plan shall be subject to withholding as shall at the time be required under any income tax or other laws, whether of the United States or any other jurisdiction.

                  (v) All expenses and costs in connection with the operation of this Plan shall be borne by the Company.

                  (vi) The provisions of this Plan shall be construed according to the laws of the State of Ohio.

                  (vii) The masculine pronoun wherever used herein shall include the feminine gender and the feminine shall include the masculine and the singular number as used herein shall include the plural and the plural shall include the singular unless the context clearly indicates otherwise.

                  (viii) The titles and headings used herein are for convenience of reference only and in case of any conflict, the text of this Plan, rather than such titles or headings, shall be controlling.

                                    MILACRON
                       SUPPLEMENTAL EXECUTIVE PENSION PLAN

                                   SCHEDULE A

  PREDECESSOR EMPLOYER AND             ANNUAL BENEFIT AT               EARLY RETIREMENT
  PREDECESSOR EMPLOYER PLAN            NORMAL RETIREMENT DATE           REDUCTION AMOUNT
  -------------------------            ----------------------           ----------------
  For Jerry R. Lirette:

  Fairchild Corporation
  (service included for purposes
  of determining Years of Credited
  Service)

  Fairchild Industries, Inc.               $109,248                      4% for each year
  Supplemental Executive               (for all three plans)             by which
  Retirement Plan                                                        commencement of
                                                                         payment of his
                                                                         benefit precedes the
  Retirement Plan for Employees                                          date the Participant
  of The Fairchild Corporation                                           attains age 62,
                                                                         computed on a
                                                                         pro-rata basis for
  The Savings Plan for Employees                                         periods which are
  of The Fairchild Corporation                                           less than a whole
                                                                         year.


The amount and terms set forth above in this Schedule A are agreed to and accepted this 30th day of October, 1998.

                                                 Signature in file
                                                 -----------------
                                                 Jerry R. Lirette
                                                 President
                                                 D-M-E Company


                                                 Signature in file
                                                 -----------------
                                                 Barbara G. Kasting
                                                 Vice President Human Resources
                                                 Milacron Inc.

                                   SCHEDULE B


A "Change in Control" occurs if:

         (a) a Person or Group other than a trustee or other fiduciary of securities held under an employee benefit plan of the Company or any of its subsidiaries, is or becomes a Beneficial Owner, directly or indirectly, of stock of the Company representing 20% or more of the total voting power of the Company's then outstanding stock and securities; provided, however, that for purposes of this Paragraph (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clause (i) of Paragraph (c) of this Schedule.

         (b) individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board"), cease for any reason to constitute a majority thereof; provided, however, that any individual becoming a director whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least 60% of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person or Group other than the Board of Directors of the Company;

         (c) there is consummated a merger, consolidation or other corporate transaction, other than (i) a merger, consolidation or transaction that would result in the voting securities of the Company outstanding immediately prior to such merger, consolidation or transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 66-2/3% of the combined voting power of the stock and securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or transaction, or (ii) a merger, consolidation or transaction effected to implement a recapitalization of the Company (or similar transaction) in which no Person or Group is or becomes the Beneficial Owner, directly or indirectly, of stock and securities of the Company representing more than 20% of the combined voting power of the Company's then outstanding stock and securities;

         (d) the sale or disposition by the Company of all or substantially all of the Company's assets other than a sale or disposition by the Company of all or substantially all of the assets to an entity at least 66-2/3% of the combined voting power of the stock and securities which is owned by Persons in substantially the same proportions as their ownership of the Company's voting stock immediately prior to such sale; or

         (e) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

"Company" shall mean Milacron Inc. "Person" shall mean any person (as defined in Section 3(a)(9) of the Securities Exchange Act (the "Exchange Act"), as such term is modified in Section 13(d) and 14(d) of the Exchange Act) other than (i) any employee plan established by the Company, (ii) any affiliate (as defined in Rule 12b-2 promulgated under the Exchange Act) of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company. "Group" shall mean any group as defined in Section 14(d)(2) of the Exchange Act. "Beneficial Owner" shall mean beneficial owner as defined in Rule 13d-3 under the Exchange Act.

                                   SCHEDULE C

A "Qualifying Termination" shall mean (i) a termination of the individual's employment by the Company for any reason other than for "Cause" or "Disability" (as defined below) during the "Protection Period" (as defined below), or (ii) the individual's termination of employment for "Good Reason" (as defined below) during the Protection Period.

         (a) Disability. If the individual is absent from duties with the Company on a full-time basis for eighteen consecutive months due to a physical or mental incapacity, and the individual has not returned to the full-time performance of the individual's duties within thirty (30) days after written Notice of Termination is given to the individual by the Company, such termination shall be considered to be termination by the Company for "Disability" for purposes of this Exhibit.

         (b) Cause. The Company may terminate the individual's employment for Cause. For purposes of this Schedule only, the Company shall have "Cause" to terminate the individual's employment hereunder only on the basis of (i) the individual's fraud on, or misappropriation or embezzlement of assets of, the Company that causes material harm to the Company or (ii) the individual's willful and continued failure to substantially perform the individual's duties hereunder (other than any such failure resulting from the individual's mental or physical incapacity or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination, as defined in Paragraph (d), by the individual for Good Reason, as defined below); provided, however, that "Cause" shall occur with respect to clause (ii) of this sentence only if such action constituting Cause has not been corrected or cured by the individual within 30 days after the individual has received written notice from the Company of the Company's intent to terminate the individual's employment for Cause and specifying in detail the basis for such termination. For purposes of this Paragraph, no act, or failure to act, on the individual's part shall be considered "willful" unless done, or omitted to be done, by the individual in bad faith and without reasonable belief that the individual's action or omission was in the best interests of the Company. Notwithstanding the foregoing, the individual shall not be deemed to have been terminated for Cause unless and until delivery to the individual of a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to the individual and an opportunity for the individual, together with the individual's counsel, to be heard before the Board), finding that in the good faith opinion of the Board the individual was guilty of conduct set forth in clause (i) or (ii) of this Paragraph and specifying the particulars thereof in detail.

         (c) Good Reason. The individual shall be entitled to terminate the individual's employment for Good Reason at any time following a Change in Control. For purposes of this Schedule, "Good Reason" shall exist in the event of the occurrence of any of the following without the individual's express prior written consent:

                  (i) any diminution of, or the assignment to the individual of duties inconsistent with, the individual's position, duties, responsibilities and status with the

Company immediately prior to a Change in Control, an adverse change in the individual's titles or offices as in effect immediately prior to a Change in Control, or any removal of the individual from, or any failure to reelect the individual to, any of such positions, except in connection with the individual's termination of employment for Disability or Cause or as a result of the individual's death or by the individual other than for Good Reason;

                  (ii) a reduction by the Company in the individual's base salary as in effect on the date of a Change in Control or as the same may be increased from time to time during the term of any agreement between the Company and the individual;

                  (iii) the Company's failure to continue any benefit plan or arrangement (including, without limitation, the Company's life insurance, post-retirement benefits, and comprehensive medical plan coverage) in which the individual participated at the time of a Change in Control (or any other plans providing the individual with substantially similar benefits) (hereinafter referred to as "Benefit Plans"), or any action by the Company that would adversely affect the individual's participation in or materially reduce the individual's benefits under any such Benefit Plan or deprive the individual of any material fringe benefit enjoyed by the individual at the time of a Change in Control;

                  (iv) the Company's failure to continue in effect, or continue payments under, any incentive plan or arrangement (including, without limitation, any equity-based plan or arrangement) in which the individual participated at the time of a Change in Control (hereinafter referred to as "Incentive Plans") or any action by the Company that would adversely affect the individual's participation in any such Incentive Plans or reduce the individual's benefits under any such Incentive Plans;

                  (v) a relocation of the Company's principal executive offices to a location outside the Cincinnati, Ohio metropolitan area or relocation of the individual's primary workplace to any place other than the location at which the individual performed the individual's duties immediately prior to a Change in Control;

                  (vi) the Company's failure to provide the individual with the number of paid vacation days to which the individual was entitled at the time of a Change in Control;

                  (vii) the Company's material breach of any provision of any agreement between the Company and the individual regarding severance benefits following a Change in Control;

                  (viii) the Company's purported termination of the individual which is not effected pursuant to a Notice of Termination satisfying the requirements of Paragraph (d);

         (d) Notice of Termination. Any purported termination of the individual by the Company or by the individual shall be communicated by written Notice of Termination to the other party in accordance with Paragraph (f) hereof. For purposes of this Schedule, a "Notice of Termination" shall mean a notice that indicates the specific termination provision in this Schedule relied upon and the facts, if any, supporting application of such provision.

         (e) Date of Termination: Dispute Concerning Termination. "Date of Termination" shall mean (i) if the individual's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the individual has not returned to the performance of the individual's duties on a full-time basis during such thirty (30) day period) or (ii) if the individual's employment is terminated by the Company for any reason other than Disability or by the individual for any reason, the date specified in the Notice of Termination (which, in the case of a termination by the Company shall not be less than thirty (30) days, and in the case of a termination by the individual shall not be more than sixty (60) days, respectively, from the date such Notice of Termination is given); provided, however, that if the party receiving the Notice of Termination notifies the other party within thirty (30) days after the date such Notice of Termination is given that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally resolved, either by mutual written agreement of the parties or by a binding arbitration award referred to in Paragraph (g); and provided, further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice shall pursue the resolution of such dispute with reasonable diligence. The Company shall continue the individual as a participant in the plan until the dispute is finally resolved in accordance with this Schedule. For purposes of determining whether any Qualifying Termination has occurred during the Protection Period, the date a Notice of Termination is given pursuant to this Schedule shall be deemed the date of the individual's Qualifying Termination.

         (f) Notice. For the purposes of this Schedule, notices and all other communications provided for in the Schedule shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

                  (i) if, to the individual, to the individual's current address on file with the Company;

                  (ii) if, to the Company, to:        Milacron Inc.
                                                      4701 Marburg Avenue
                                                      Cincinnati, Ohio 45209
                                                      Attn:    Secretary

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

         (g) Arbitration. Any dispute or controversy arising under or in connection with this Schedule shall be settled exclusively by arbitration in Cincinnati, Ohio in accordance with the rules of (but not necessarily appointed by) the American Arbitration

Association then in effect except as provided herein. Judgment may be entered on the arbitrator's award in any court having jurisdiction. No such arbitration proceedings shall be commenced or conducted until at least sixty (60) days after the parties, in good faith, shall have attempted to resolve such dispute by mutual agreement; and the parties hereby agree to endeavor in good faith to resolve any dispute by mutual agreement. If mutual agreement cannot be attained, any disputing party, by written notice to the other ("Arbitration Notice") may commence arbitration proceedings. Such arbitration shall be conducted before a panel of three arbitrators, one appointed by each party within thirty (30) days after the date of the Arbitration Notice, and one chosen within sixty (60) days after the date of the Arbitration Notice by the two arbitrators appointed by the disputing parties. Any Cincinnati, Ohio court of competent jurisdiction shall appoint any arbitrator that has not been appointed within such time periods. Judgment may include costs and attorneys fees and may be entered in any court of competent jurisdiction.

         (h) Definitions. For purposes of this Schedule, "Company" shall mean Milacron Inc., "Protection Period" shall mean the 24-month period beginning on the date of a Change in Control, and "Board" shall mean the Board of Directors of Milacron Inc. and "Change in Control" shall have the meaning set forth in Schedule B.